CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Fonix Corporation

As independent certified public accountants, we hereby consent to the use of our report dated February 26, 2004, with respect to the consolidated financial statements of Fonix Corporation in the following amended Registration Statements of Fonix Corporation on Forms S-2: No. 333- 106697; No. 333-113290 and No. 333-115367. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statements.


                                                /s/ Hansen, Barnett & Maxwell


                                                      HANSEN, BARNETT & MAXWELL



Salt Lake City, Utah
August 27, 2004